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                                                                    EXHIBIT 10.7


                           INDEMNIFICATION AGREEMENT


         This Agreement is made as of November 30, 1995, by and between Pacific United Group, Inc., a Delaware corporation (the "Company"), and the undersigned, a director and/or officer of the Company or a company controlled by or under common control with the Company ("Indemnitee"), with respect to the following facts.

         A. The Company is aware that competent and experienced persons are increasingly reluctant to serve as directors or officers of corporations unless they are protected by comprehensive liability insurance or indemnification, due to increased exposure to litigation costs and risks resulting from their service to such corporations, and due to the fact that the exposure frequently bears no reasonable relationship to the compensation of such directors and officers.

         B. The following facts contribute to unfairness to directors and officers: (i) laws regarding the duties of directors and officers are often ambiguous; (ii) costs of litigation may be so enormous (whether or not the case is meritorious) that the defense and/or settlement of such litigation is often beyond the personal resources of officers and directors; and (iii) delay in litigation may extend the period of exposure to an officer or director until after retirement or death, thus forcing spouses, heirs, executors or administrators to expend funds.

         C. The Company has been advised that there can be no assurance that directors' and officers' liability insurance will be available to the Company and Indemnitee in the future, and that the cost of such insurance, if available, may not be acceptable to the Company.

         D. Indemnitee questions the adequacy and reliability of the protection presently afforded by the Delaware General Corporation Law, the California General Corporation Law (together with the Delaware General Corporation Law, the "Corporation Laws") and the Company's Certificate of Incorporation and Bylaws, in part because certain of the indemnification provisions of the Corporation Laws are for the most part merely permissive and because the impact of provisions of the Company's Certificate of Incorporation and Bylaws is presently uncertain. In addition, the Company may be subject to the provisions of certain other states' laws under statutes relating to "nominally foreign" or "pseudo-foreign" corporations.

         E. Indemnitee currently serves as a director and/or officer of the Company. Indemnitee is concerned about continuing to serve the Company as a director and/or officer without assurance that indemnities available to him are, and will be, adequate to protect him against the risks associated with his service to the Company.

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         F.      The Company, in order to induce Indemnitee to continue to
serve the Company as a director and/or officer without assurance that indemnities available to him are, and will be, adequate to protect him against the risks associated with his service to the Company, has agreed to provide Indemnitee with the benefits contemplated by this Agreement, which benefits are intended to provide Indemnitee with the maximum possible protection permitted by law.

         G. As a result of the provision of such benefits and in reliance thereon Indemnitee is continuing to serve as a director or officer.

         NOW, THEREFORE, in consideration of the foregoing and the promises, conditions, representations and warranties set forth herein, the Company and Indemnitee hereby agree as follows:

         1. Definitions. The following terms, as used herein, shall have the following respective meanings:

                 1.1 "Covered Act" means (i) any actual or alleged action taken or attempted by Indemnitee (including, without limitation, any breach of duty, neglect, error, misstatement, or misleading statement) in his capacity as, or otherwise by reason of, or arising out of his being: (a) a director, officer, employee or other agent of the Company, or (b) a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, at the request of the Company or (c) a director, officer, employee or agent of a partnership which was a predecessor of the Corporation or of another enterprize at the request of such predecessor partnership; or (ii) any inaction or omission on Indemnitee's part while acting in any of the foregoing capacities. For purposes solely of this Agreement, it shall be conclusively deemed between the parties that the Indemnitee is serving at the request of the Company whenever such director serves as an officer, director, employee or other agent of any business entity controlling, controlled by or under common control with the Company.

                 1.2 "D & O Insurance" means directors' and officers' liability insurance with coverage sufficient to ensure performance of the indemnification obligation of the Company hereunder issued by one or more reputable insurers.

                 1.3 "Excluded Claim" means any payment for Losses or Expenses in connection with any claim: (i) for the return by Indemnitee of any remuneration which is illegal; or (ii) for an accounting of profits in fact made from the purchase or sale by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any state law, if the Company is in fact entitled to recover such profits; or (iii) resulting from Indemnitee's knowingly fraudulent, deliberately dishonest or





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intentional misconduct; or (iv) the payment of which by the Company under this
Agreement is not permitted by applicable law; or (v) initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification or advancement of Expenses and Losses or a proceeding initiated with the approval of a majority of the members of the Board of Directors.

                          Any facts pertaining to any other director, officer,
employee or agent of the Company shall not be imputed to Indemnitee for the purpose of determining an Excluded Claim.

                 1.4 "Expenses" means any reasonable expenses incurred by Indemnitee as a result of a claim or claims whether brought by or in the right of the Company (e.g., derivatively by stockholders of the Company for the benefit of the Company) or otherwise and whether of a civil, criminal, administrative or investigative nature made against him for, or otherwise in respect of, Covered Acts including, without limitation, counsel fees, costs of bonds, and other costs of proceedings or appeals.

                 1.5 "Loss" means any amount which Indemnitee pays or is obligated to pay as a result of a claim or claims whether brought by or in the right of the Company (e.g., derivatively by stockholders of the Company for the benefit of the Company) or otherwise and whether of a civil, criminal, administrative or investigative nature made against him or for or otherwise in respect of Covered Acts including, without limitation, damages, judgments, sums paid in settlement of such claim or claims, sums paid in respect of any deductible under any policy of D & O Insurance, and fines and penalties other than fines and penalties for which indemnification is not permitted by applicable law.

         2.      Maintenance of D & O Insurance.

                 2.1 The Company hereby covenants and agrees that, as long as Indemnitee shall continue to serve as a director or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of his services to the Company, the Company, subject to Section 2.3 hereof, shall obtain and maintain in full force and effect D & O Insurance.

                 2.2 All policies of D & O Insurance shall be written in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

                 2.3 The Company shall have no obligation to maintain D & O Insurance if the Board of Directors of the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate





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to the amount of coverage provided, or the coverage provided for such insurance is limited by exclusions so as to provide an insufficient benefit.

         3.      Indemnification.

                 3.1 The Company, at the request of Indemnitee, shall indemnify Indemnitee and hold him harmless to the full extent authorized or permitted by (i) the applicable provisions of the Delaware General Corporation Law, as the same exists or may hereafter be amended, and (ii) the applicable provisions of the By-laws or Certificate of Incorporation of the Company.

                 3.2 In addition, the Company, at the request of Indemnitee, shall indemnify Indemnitee and hold him harmless from any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

                 3.3 If indemnification is sought by Indemnitee under this Agreement, Indemnitee may seek such indemnification under statutory law, the Company's Certificate of Incorporation or Bylaws, the D & O Insurance, the provisions of Section 3.2 of this Agreement, or otherwise concurrently or in such sequence as Indemnitee may choose, in his sole discretion.

                 3.4 The Company shall have no obligation to indemnify Indemnitee for and hold him harmless from any Loss or Expense which constitutes an Excluded Claim.

         4.      Indemnification Procedures.

                 4.1 Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Indemnitee shall notify the Company of the commencement or threat thereof; but the omission so to notify or delay in notifying the Company will not relieve it from any liability which it may have to Indemnitee except to the extent that the Company is actually prejudiced by any such omission or delay.

                 4.2 The Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers on the D & O Insurance, if any, in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit or proceeding in accordance with the terms of such policies.

                 4.3 If such action, suit or proceeding is other than by or in the right of the Company, Indemnitee may, at his option but only to the extent such decision would not jeopardize the coverage provided by the D & 0 Insurance, if any, to the other Indemnities and/or the Company, either control the defense





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thereof himself, require the Company to defend him, or accept the defense provided under the D & O Insurance. If (a) Indemnitee requires the Company to defend him, or (b) the Company does not maintain any D & O Insurance pursuant to Section 2.3 hereof or (c) Indemnitee proceeds under the D & O Insurance but Indemnitee determines that the insurers under the D & O Insurance are unable or unwilling to defend, contest and protect Indemnitee adequately against any such action, suit or proceeding, then the Company shall promptly undertake to defend any such action, suit or proceeding, at the Company's sole cost and expense, utilizing counsel of the Indemnitee's choice who has been approved by the Company. If appropriate the Company shall have the right to participate in the defense of such action, suit or proceeding.

                 4.4 If such action, suit or proceeding is by or in the right of the Company, Indemnitee may, at his option, either control the defense thereof himself or accept the defense provided under the D & O Insurance, if any; provided, however, that Indemnitee may not control the defense himself if such decision would jeopardize the coverage provided by the D & O Insurance, if any, to the Company and/or the other directors and officers covered thereby.

                 4.5 If the Company shall fail to defend, contest or otherwise protect Indemnitee in a timely manner against any such action, suit or proceeding which is not by or in the right of the Company, Indemnitee shall have the right to do so, including without limitation, the right to make any compromise or settlement thereof, and to recover from the Company all attorney's fees, reimbursements and all amounts paid as a result thereof.

                 4.6 Expenses and Losses incurred or to be incurred by Indemnitee from time to time as a result of any actions, suit or proceeding covered by the indemnity provisions of this Agreement (including, without limitation, an action, suit or proceeding by or in the right of the Company) which have not been paid by the insurers under the D & O Insurance, if any, shall be paid by the Company within 30 days of the written request of the Indemnitee, whether or not the Company believes that such Expenses and Losses may constitute an Excluded Claim. At the election of Indemnitee, Indemnitee may from time to time request the Company to advance to him funds to pay any expenses which would be subject to reimbursement hereunder. The Company shall provide such advances within five business days after written request thereof. Indemnitee agrees that he will reimburse the Company for all Losses and Expenses paid or advanced by the Company in connection with any such action, suit or proceeding against Indemnitee in the event, and only to the extent, that a determination shall have been made by a non appealable court order that Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses because the claim is an Excluded Claim or because Indemnitee is not otherwise entitled to payment under this Agreement.





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         5.      Rights Not Exclusive.  The protection afforded to Indemnitee hereunder is intended to supplement the other protections to which Indemnitee may be entitled now or hereafter under statutory law, the Company's Certificate of Incorporation or Bylaws, the D & O Insurance, vote of stockholders or of directors or otherwise, and all of such protections and the provisions hereof are intended to be cumulative.

         6. Settlement. Except as otherwise provided in Section 4.5, hereof, Indemnitee shall not settle and the Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any suit, action or proceeding without the Company's prior written consent.
The Company shall not settle any suit, action or proceeding in any manner which would impose any obligation on Indemnitee which is not covered by indemnification hereunder without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

         7.      Miscellaneous.

                 7.1 Notices. Any communication contemplated under this Agreement shall be in writing and shall be effective upon personal delivery or five days after deposit in the United States mail, postage prepaid, certified or registered, return receipt requested, addressed as follows or to such other address as may be specified in the same manner:

                 If to Company:            Pacific United Group, Inc.
                                           21031 Ventura Boulevard
                                           Woodland Hills, CA  91364
                                           Attention: President

                 If to Indemnitee:         To the address set forth on the
                                           signature page hereof.

                 7.2      Enforcement; Choice of Forum; Consent to Jurisdiction.

                          (a)     Indemnitee's rights under this Agreement
shall be enforceable by Indemnitee only in the state courts of the State of Delaware. The burden of proving that indemnification is not appropriate shall be on the Company and any actual determination by the Company (including any determination made by its Board of Directors or stockholders, or by independent legal counsel) that Indemnitee is not entitled to indemnification hereunder shall not be a defense to such action or create a presumption that Indemnitee has not met the applicable standard for indemnification. If Indemnitee commences an action to enforce this Agreement, or the Company commences an action for an adjudication that Indemnitee is not entitled to indemnification under this Agreement, the Company shall nevertheless be obligated, subject to Indemnitee's obligation to reimburse the Company contained in Section 4.6 hereof, to pay





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Expenses and Losses from time to time as incurred by Indemnitee until a determination shall have been made by a final judgment or other final adjudication of the court that the Indemnitee is not entitled to be indemnified by the Company for such Losses and Expenses.

                        (b) If any action is instituted under this Agreement, or to enforce or interpret any of the terms of this Agreement, all court costs and expenses, including reasonable counsel fees, incurred or to be incurred by Indemnitee with respect to such action shall be paid by the Company within 30 days of written request by the Indemnitee, unless and until a court of competent jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

                          (c)     All agreements and obligations of the Company
contained herein shall continue during the period the Indemnitee is a director, officer, employee or agent of the Company (or is serving at the request of the Company as a director, officer, employee or agent of another corporation or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director or officer of the Company or serving in any other capacity referred to herein.

                          (d)     The Company's indemnity obligations hereunder
shall be applicable to any and all claims made after the date hereof regardless of when the facts upon which such claims are based occurred, including times prior to the date hereof.

                          (e)     The Company expressly confirms and agrees
that it has entered into this Agreement and assumed the obligations imposed on the Company hereby, in order to induce Indemnitee to serve, or continue to serve, as a director and/or officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in agreeing to serve or in continuing to serve in such capacity.

                          (f)     The Company agrees that any action instituted
by or on behalf of the Company under this Agreement or to enforce or interpret any provision of this Agreement on behalf of the Company shall be brought only in the state courts of the State of Delaware. Indemnitee and the Company each hereby consent to the jurisdiction of the state courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.

                 7.3 Provisions Not to Inure to Benefit of Insurers. It is the intention of the parties in entering into this Agreement that the insurers under the D & O Insurance, if any, shall be obligated ultimately to pay any claims by Indemnitee which are covered by the D & O Insurance, and nothing herein shall be





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deemed to diminish or otherwise restrict the Company's or Indemnitee's right to proceed or collect against any insurers under the D & O Insurance or to give such insurers any rights against the Company under or with respect to this Agreement, including, without limitation, any right to be subrogated to Indemnitee's rights hereunder, unless otherwise expressly agreed to by the Company in writing and the obligation of such insurers to the Company and Indemnitee shall not be deemed reduced or impaired in any respect by virtue of the provisions of this Agreement.

                 7.4 Severability. In the event that any provision of this Agreement is determined by a court to require the Company to do or to fail to do any act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms. Without limiting the generality of the foregoing, if this Agreement or any portion thereof shall be invalidated on any ground, the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

                 7.5 Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Losses but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses and Losses to which Indemnitee is entitled to indemnification.

                 7.6 Choice of Law. The validity, construction, performance, and enforcement of this Agreement, and each part thereof, shall be governed by and construed in accordance with the laws of the State of Delaware, applicable to agreements made and to be wholly performed in such state.

                 7.7 Successor and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

                 7.8 Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

                 7.9 Gender. Whenever the context so requires, the masculine shall mean the feminine.





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         IN WITNESS WHEREOF, the Company and Indemnitee have executed this
Agreement as of the date and year first above written.


"Company"                              PACIFIC UNITED GROUP, INC.



                                       By____________________________




"Indemnitee"                           ______________________________
                                       JOEL R. SCHULTZ

                                       Address:______________________

                                               ______________________




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